Exhibit 15.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 20-F of BTC Digital Ltd. of our report dated May 11, 2026, relating to the financial statements of the Company for the fiscal year ended December 31, 2025, and to the incorporation by reference of such report in the Registration Statement No. 333-283367 on Form S-3.

/s/Audit Alliance LLP

Singapore

May 11, 2026